Exhibit L-1

                      Inversiones Sol Energia Chile Ltda.
                               Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)



       Dividend Income                                       $ 1,262

       Expenses                                                  (92)

       Other Income (Deductions)                                 166
                                                             --------

       Net Income Before Tax                                   1,336

       Income Tax Expense                                        468

       Net Income                                              $ 868
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